Exhibit 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Robert P. Panzer

Benjamin T. Branche*

Of Counsel

Stephen Skillman

Linda R. Feinberg

Anthony J. Parrillo

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

E. Elizabeth Sweetser

Robert G. Stevens Jr.**

Michael D. Brottman**

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Carley Ward**

Melissa A. Chimbangu

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

Mengyi "Jason" Ye

John O’Leary***

Christopher S. Myles

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

June 1, 2015

Powerstorm Holdings, Inc.

31244 Palos Verdes Dr. W., Ste. 245

Rancho Palos Verdes, CA 90275

Gentlemen:

You have requested our opinion as counsel for Powerstorm Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 100,000 of the Company’s common stock, made pursuant to Section 4(2) and Regulation D of the Act (the “Offering”), 588,750 shares of the Company’s common stock previously issued to consultants, 325,250 shares of the Company’s common stock previously issued to affiliates, and 250,000 shares of the Company’s common stock previously issued to a private investor pursuant to a 4(2) exemption under the Act, for an aggregate of 1,264,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company dated on even date herewith (the “Officer’s Certificate”);
(c)	the Certificate of Incorporation of the Company dated October 10, 2011;
(d)	a Board of Directors resolution ratifying the Offering pursuant to Section 4(2) and Regulation D of the Act;
(e)	a Board of Directors resolution ratifying the registration of the Shares on the Registration Statement;
(f)	the Board of Directors resolutions authorizing the issuance of shares to consultants;
(g)	the Board of Directors resolutions authorizing the issuance of shares to affiliates;
(h)	the Board of Directors resolution authorizing the issuance of shares to a private investor pursuant to Section 4(2) of the Act; and
(i)	a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated May 7, 2015.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officer’s Certificate. In reliance on the factual matters contained thereon, and based upon our review of the foregoing, it is our opinion that the Shares have been duly authorized, were legally issued, fully paid and are non-assessable.

We offer our opinion based upon the laws of the State of Delaware. This opinion opines upon Delaware law including statutory provisions, all applicable provisions of the Delaware General Corporation Law and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By: /s/ Gregg Jaclin

Gregg E. Jaclin

For the Firm